Exhibit 99.1

FOR IMMEDIATE RELEASE July 26, 2018	FOR FURTHER INFORMATION CONTACT BENJAMIN BOCHNOWSKI (219) 853-7575

NorthWest Indiana Bancorp and Peoples Bank Complete Acquisition

of First Personal Financial Corp. and First Personal Bank

Munster, Indiana—NorthWest Indiana Bancorp (OTC Pink: NWIN) (“NWIN”), the parent of Peoples Bank SB (“Peoples Bank”), announced today that it has successfully completed the previously announced acquisition of First Personal Financial Corp. (privately held, “First Personal”) and its wholly-owned subsidiary, First Personal Bank, of Orland Park, Illinois, in a stock and cash transaction. Simultaneous with the acquisition of First Personal by NWIN, First Personal Bank, the wholly-owned Illinois state chartered commercial bank subsidiary of First Personal, merged with and into Peoples Bank.

With the completion of the acquisition, Peoples Bank will have approximately $1.1 billion in assets, $745.1 million in loans and $947.7 million in deposits. The acquisition will further expand Peoples Bank’s retail banking network into the South Suburban Chicagoland market, bringing the total number of full-service Banking Centers to 19. The integration of First Personal into the Peoples Bank brand will be completed during the third quarter of 2018.

“Closing on this acquisition represents an important strategic step for Peoples Bank as we enter the South Suburban Chicagoland market. I look forward to working with Randy Schwartz, president and chief executive officer of First Personal Bank, as he joins the Peoples team and helps us continue to create value for all of our stakeholders. The combined organization remains committed to building strong customer relationships and helping the customers and communities we serve be more successful,” said Benjamin Bochnowski, president and chief executive officer.

“We are excited to establish a physical presence within Orland Park, Lemont, and Chicago (Garfield Ridge), Illinois to better serve our current customers surrounding these markets. We look forward to building on the success that Randy and his team have had over the years,” Bochnowski said. He added, “integration remains on-track for late third quarter 2018, at which point First Personal customers will have access to an expanded menu of banking services. All of the Bank’s customers will benefit from the strength of an independent community bank that continues to grow as we execute our strategic plan.”

Randy Schwartz, president and chief executive officer of First Personal Bank, has been named Chicagoland Market President at Peoples, with responsibilities in community involvement and business development in the South Suburban Chicagoland markets.

NorthWest Indiana Bancorp was advised by Stephens Inc. and Barnes & Thornburg LLP as legal counsel. First Personal was advised by, and received a fairness opinion from, Piper Jaffray & Co., and was advised by Barack Ferrazzano Kirschbaum & Nagelberg LLP as legal counsel.

About NorthWest Indiana Bancorp

NorthWest Indiana Bancorp is a locally owned and independent bank holding company headquartered in Munster, Indiana, whose activities are primarily limited to holding the stock of Peoples Bank. Peoples Bank provides a wide range of personal and business financial services from its 16 locations in Lake and Porter Counties in Northwest Indiana. NorthWest Indiana Bancorp’s common stock is traded on the OTC Bulletin Board and the OTC Pink Marketplace under the symbol NWIN. The website ibankpeoples.com provides information on Peoples Bank’s products and services, and NorthWest Indiana Bancorp’s investor relations.

Forward-Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of NWIN. For these statements, NWIN claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this communication should be considered in conjunction with the other information available about NWIN, including the information in the filings NWIN makes with the SEC. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Forward-looking statements are typically identified by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include: difficulties and delays in integrating NWIN’s and First Personal’s businesses or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of NWIN’s and First Personal’s products and services; customer borrowing, repayment, investment, and deposit practices; customer disintermediation; the introduction, withdrawal, success, and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions, and divestitures; economic conditions; and the impact, extent, and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.